Exhibit 10.2

Memorandum of Understanding

Between

Dean Grey

and

Skylab USA

This Memorandum of Understanding (MOU) sets forth the terms and understanding between DeanGrey and Skylab USA to engage in the following:

Purpose:

The purpose of this MOU is to establish terms that both parties agree to.

Suite Information:

•	Address: 2709 Unicornio St. Carlsbad, CA, 92009

•	Private entrance & exclusive office space : 6,265.5 Square feet

•	Conference / board room

•	2 Private offices

•	2 Private bathrooms

•	Executive Kitchen & Coffee bar

•	14 Private desk spaces

•	1 Outdoor Demo room

•	Parking 3 reserved spaces available, 5 overflow parking spaces available.

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Terms:

•	Skylab USA will rent out the office space from Dean Grey at the rate of $9,500 USD per month.

•	Utilities Charge of: $500 per month

•	Cleaning Services: $500 per month

Signature: /s/ Dean Grey	Signature: /s/ Dean Grey

Dean Grey	Dean Grey - Foundr & CEO Skylab USA
Date: 8/27/2018 9:05:48 PM PDT	Date: 8/27/2018 9:05:48 PM PDT

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